                                                                      EXIBIT (4)

THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE THEREOF. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN CERTIFICATED FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO A NOMINEE OF DTC OR BY DTC OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY. UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF DTC TO MERRILL LYNCH & CO., INC. OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.


No. R-
CUSIP 590188 FH 6                                                 $

                           MERRILL LYNCH & CO., INC.

        CONSTANT MATURITY TREASURY RATE INDEXED NOTE DUE MARCH 24, 1997

     Merrill Lynch & Co., Inc., a Delaware corporation (hereinafter called the "Company", which term includes any successor corporation under the Indenture herein referred to), for value received, hereby promises to pay to CEDE & CO.,
or registered assigns, the principal sum of                          DOLLARS ($
         ) on March 24, 1997 and to pay interest thereon from March 24, 1994, or from the most recent date in respect of which interest has been paid or duly provided for, quarterly on March 24, June 24, September 24 and December 24 of each year (each, an "Interest Payment Date"), commencing June 24, 1994, until the principal hereof is paid or duly made available for payment. The rate of interest payable on the Notes will be reset on each Interest Payment Date, and will equal a per annum rate equal to the "Constant Maturity Treasury Rate" (as defined herein) minus .30%, as determined on each Interest Determination Date (as defined herein) by Merrill Lynch Capital Services, Inc. (the "Calculation Agent"). The interest so payable and punctually paid or duly provided for on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the March 9, June 9, September 9 or December 9 (whether or not a Business
Day) next preceding such Interest Payment Date. Any such interest which is payable, but is not punctually paid or duly provided for on any Interest Payment Date, shall forthwith cease to be payable to the registered Holder on such Regular Record Date, and may be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to the Holder of this Note not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner, as more fully provided in such Indenture.

     This Note is one of the series of Constant Maturity Treasury Rate Indexed Notes due March 24, 1997 (the "Notes"). Reference is hereby made to the further provisions of this Note set forth on the subsequent pages hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     Interest payments on the Notes will equal the amount of interest accrued from and including the immediately preceding Interest Payment Date in respect of which interest has been paid (or from and including the date of issue, if no interest has been paid with respect to the Notes), to but excluding the related Interest Payment Date or date of maturity. Accrued interest on the Notes will be calculated by multiplying the face amount of each Note by an accrued interest factor. Such accrued interest factor will be computed by adding the interest factor calculated for each day for which interest is being calculated. The interest factor for each such day will be computed by dividing the interest rate applicable to such day by the actual number of days during the applicable year. The interest rate in effect on each day shall be (a) if such day is an Interest Payment Date, the interest rate determined as of the Interest Determination Date immediately preceding such Interest Payment Date or (b) if such day is not an Interest Payment Date, the interest rate determined as of the Interest Determination Date immediately preceding the most recent Interest Payment Date.

     The interest rate applicable to each interest reset period will be the rate determined as of the applicable Interest Determination Date with respect to the Interest Payment Date on which such period commences. The "Interest Determination Date" pertaining to an Interest Payment Date shall be the second Business Day preceding such Interest Payment Date; provided, however, that the Interest Determination Date pertaining to the June 24, 1994 Interest Payment Date shall be March 22, 1994. If any Interest Payment Date would otherwise be a day that is not a Business Day, such Interest Payment Date shall be postponed to the next succeeding day that is a Business Day.

     "Constant Maturity Treasury Rate" shall mean for any Interest Determination
Date:

          (i) The rate which appears on Telerate Page 7052, "WEEKLY AVG YIELDS ON TREASURY CONSTANT MATURITIES", under the column entitled "2YR" and in the row opposite the date of the last Business Day of the week prior to the Interest Determination Date appearing in the column entitled "WEEK END", which appears as of 5:00 P.M., New York City time, on the applicable Interest Determination Date. "Telerate Page 7052" means the display designated as page 7052 on the Dow Jones Telerate Service (or such page as may replace page 7052 on that service). The rate which appears on Telerate Page 7052 under the column entitled "2YR" is the rate described in paragraph (ii) below published in the most recent H.15(519) (as defined below).

          (ii)  If the Constant Maturity Treasury Rate as described in clause
     (i) is not available by 5:00 P.M., New York City time, on the applicable Interest Determination Date, the Constant Maturity Treasury Rate shall equal the one-week average yield on United States Treasury securities at "constant maturity", as published in the most recent H.15(519) in the column entitled "Week Ending" for the date of the last Business Day of the week prior to the Interest Determination Date and opposite the heading "Treasury constant maturities--2-year".

          (iii) If the most recent H.15(519) available on the applicable Interest Determination Date as described in clause (ii) above does not contain a heading for the date of the last Business Day of the week prior to the Interest Determination Date under the column entitled "Week Ending", the Constant Maturity Treasury Rate will be such United States Treasury constant maturity rate (or other United States Treasury rate) for two-year United States Treasury securities at "constant maturity" for such Interest Determination Date (a) as may then be published by either the Board of Governors of the Federal Reserve System or the United States Department of the Treasury, and (b) that the Calculation Agent determines to be comparable to the rate formerly published in H.15(519).

          (iv)  If the Constant Maturity Treasury Rate as described in clause
     (iii) is not published on the Interest Determination Date, the Constant Maturity Treasury Rate shall be a yield to maturity for direct noncallable fixed rate obligations of the United States ("Treasury Notes") most recently issued with an original maturity of approximately two years and an original issue date within the immediately preceding year based on the yield (which yield is based on asked prices) for such issue of Treasury Notes for such Interest Determination Date, as published by the Federal Reserve Bank of New York in its daily statistical release entitled "Composite 3:30 P.M. Quotations for U.S. Government Securities" (or any successor or similar publication selected by the Calculation Agent published by the Board of Governors of the Federal Reserve System, the Federal Reserve Bank of New York or any other Federal Reserve Bank or affiliated entity).

          (v)  If the Constant Maturity Treasury Rate as described in clause
     (iv) is not published on the Interest Determination Date, the Constant Maturity Treasury Rate shall be calculated by the Calculation Agent and will be a yield to maturity (expressed as a bond equivalent and as a decimal rounded, if necessary, to the nearest one hundred-thousandth of a percentage point with five one-millionths of a percentage point rounded up, on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) based on the arithmetic mean of the secondary market bid prices as of approximately 3:30 P.M., New York City time, on such Interest Determination Date of three primary United States government securities dealers in The City of New York selected by the Calculation Agent (from five such dealers and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)) for Treasury Notes with an original maturity of approximately two years and an original issue date within the immediately preceding year. If three or four (and not five) of such dealers are quoting as described in this clause (v), then the Constant Maturity Treasury Rate shall be based on the arithmetic mean of the bid prices obtained and neither the highest nor the lowest of such quotations will be eliminated.

          (vi) If fewer than three dealers selected by the Calculation Agent are quoting as described in clause (v), the Constant Maturity Treasury Rate shall be calculated by the Calculation Agent and will be a yield to maturity (expressed as a bond equivalent and as a decimal rounded, if necessary, to the nearest one hundred-thousandth of a percentage point with five one-millionths of a percentage point rounded up, on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) based on the arithmetic mean of the secondary market bid prices as of approximately 3:30 P.M., New York City time, on the applicable Interest Determination Date of three leading primary United States government securities dealers in The City of New York selected by the Calculation Agent (from five such dealers and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)) for Treasury Notes with an original maturity of approximately ten years and a remaining term to maturity closest to two years. If three or four (and not five) of such dealers are quoting as described in this clause (v), then the Constant Maturity Treasury Rate shall be based on the arithmetic mean of the bid prices obtained and neither the highest nor the lowest of such quotations will be eliminated.

          (vii) If fewer than three dealers selected by the Calculation Agent are quoting as described in clause (vi), the Constant Maturity Treasury Rate shall be the Constant Maturity Treasury Rate in effect on the preceding Interest Payment Date (or, in the case of the initial Interest Determination Date, the one-week average yield on two-year United States Treasury securities at "constant maturity" as published in the most recent H.15(519)).

          In the case of clause (vi), if two Treasury Notes with an original maturity of approximately ten years have remaining terms to maturity equally close to two years, the quotes for the Treasury Note with the shorter remaining term to maturity shall be used.

     "H.15(519)" means the weekly statistical release designated as such, published by the Board of Governors of the Federal Reserve System.

     All percentages resulting from any calculation on the Notes shall be rounded to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upwards (e.g., 9.876545% (or .09876545) would be rounded to 9.87655% (or .0987655)), and all dollar amounts used in or resulting from such calculation on the Notes will be rounded to the nearest cent (with one-half cent being rounded upward).

     Payment of the principal of and the interest on this Note will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

     This Note is one of a duly authorized issue of Securities of the Company, issued and to be issued under an Indenture, dated as of April 1, 1983, as amended and restated (herein called the "Indenture"), between the Company and Chemical Bank (successor by merger to Manufacturers Hanover Trust Company), Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights thereunder of the Company, the Trustee and the Holders of the Securities, and the terms upon which the Securities are, and are to be, authenticated and delivered.

     The Notes are not subject to redemption by the Company prior to maturity.

     If an Event of Default (as defined in the Indenture) with respect to the Notes shall occur and be continuing, the principal of all the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of 66-2/3% in aggregate principal amount of the Securities at the time Outstanding, as defined in the Indenture, of each series affected thereby. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of each series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any
Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.

     No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note, at the time, place, and rate, and in the coin or currency, herein prescribed.

     As provided in the Indenture and subject to certain limitations set forth therein and herein, the transfer of this Note may be registered on the Security Register of the Company, upon surrender of this Note for registration of transfer at the office or agency of the Company in the Borough of Manhattan, The City of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company duly executed by, the Holder hereof or by his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

     The Notes are issuable only in registered form without coupons in denominations of $1,000 and integral multiples thereof. As provided in the Indenture and subject to certain limitations set forth therein and herein, the Notes are exchangeable for a like aggregate principal amount of Notes in authorized denominations as requested by the Holder surrendering the same. If
(x) any Depository is at any time unwilling or unable to continue as Depository and a successor depository is not appointed by the Company within 60 days, (y) the Company executes and delivers to the Trustee a Company Order to the effect that this Note shall be exchangeable or (z) an Event of Default has occurred and is continuing with respect to the Notes, this Note shall be exchangeable for Notes in definitive form of like tenor and of an equal aggregate principal amount, in denominations of $1,000 and integral multiples thereof. Such definitive Notes shall be registered in such name or names as the Depository shall instruct the Trustee. If definitive Notes are so delivered, the Company may make such changes to the form of this Note as are necessary or appropriate to allow for the issuance of such definitive Notes.

     No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

     All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

     Unless the certificate of authentication hereon has been executed by Chemical Bank, the Trustee under the Indenture, or its successor thereunder, by the manual signature of one of its authorized officers, this Note shall not be entitled to any benefits under the Indenture, or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:

CERTIFICATE OF AUTHENTICATION                        Merrill Lynch & Co., Inc.
This is one of the Securities     [Copy of Seal]
of the series designated
therein referred to in the
within-mentioned Indenture.

Chemical Bank, as Trustee                            By:
                                                               Treasurer


By:                                                  Attest:
    Authorized Officer                                         Secretary